Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - John Sahlberg 208 384 6451

For Immediate Release: July 22, 2013

Boise Cascade Company Reports Second Quarter 2013 Net Income of $10.4 Million

BOISE, Idaho - Boise Cascade Company (Boise Cascade or Company) (NYSE: BCC) today reported net income of $10.4 million in the second quarter, or $0.24 per share, on 43.2 million weighted average shares outstanding.

Second Quarter 2013 Highlights

•
Second quarter sales of $852.3 million were 16% above the same quarter in 2012. Wood Products second quarter segment sales, including sales to the Company's Building Materials Distribution (BMD) segment, were $280.4 million, an increase of 16% from the year ago quarter. BMD segment sales were $681.5 million, an increase of 17% from the year ago quarter.

•	The Company reported earnings before interest, taxes, depreciation, and amortization (EBITDA) of $30.7 million, up 9% from the $28.2 million reported in second quarter 2012.

•	Wood Products reported second quarter 2013 segment EBITDA of $29.6 million, up 36% from the $21.7 million reported in second quarter 2012.

•	BMD reported segment EBITDA of $5.5 million, down from the $10.9 million reported in second quarter 2012.

•	Subsequent to quarter end, we entered into an agreement to acquire two plywood plants for $102.0 million in cash.

Total and single-family U.S. housing starts improved approximately 17% and 14%, respectively, from the same period last year. The July 2013 Blue Chip consensus forecast for 2013 reflects 990,000 total U.S. housing starts, a 27% increase from 2012 levels. Total housing start levels remain below the historical average for the last 20 years of approximately 1.4 million units per year.

“Commodity pricing for structural panels and lumber was stronger than the prior year quarter, contributing to improved operating performance in our Wood Products segment. However, gross margins in our Building Materials Distribution segment were negatively impacted by a steady downward trajectory in commodity prices during the second quarter of 2013,” commented Tom Carlile, CEO. "In addition, we are pleased with our previously announced agreement to acquire two plywood plants in North and South Carolina. These facilities will complement our existing plywood and engineered wood manufacturing businesses and enable us to better serve our customers in the eastern and southeastern United States."

	2Q 2013	2Q 2012	1Q 2013

	(thousands)

Total sales	$852,295	$732,900	$744,878
Net income	10,412	15,047	80,836
Adjusted net income[1]	10,412	15,047	12,170
Wood Products segment sales	280,417	241,842	269,216
Wood Products segment EBITDA[1]	29,562	21,661	27,061
BMD segment sales	681,486	580,545	581,129
BMD segment EBITDA[1]	5,493	10,893	10,175
1Reconciliations between our results reported in accordance with U.S. generally accepted accounting principles (GAAP) and adjusted net income and EBITDA are included in the summary notes at the end of this press release.

Wood Products Segment

Wood Products segment sales in the second quarter were $280.4 million, up 16% from the same quarter a year ago. The sales increase was attributable primarily to 13% higher plywood sales prices, 18% higher laminated veneer lumber (LVL) sales volumes, and 14% higher I-joist sales volumes. Higher EWP and lumber sales prices, as well as plywood and lumber sales volumes also contributed to segment sales growth. The segment reported EBITDA of $29.6 million for the quarter, compared with $21.7 million reported in second quarter 2012. The main factors contributing to the stronger financial performance were improved plywood, EWP, and lumber pricing. These improvements were offset partially by higher wood fiber costs.

Building Materials Distribution Segment

BMD segment sales were $681.5 million in the second quarter, up 17% from the same quarter a year ago. Price changes accounted for approximately 12% of the sales gain, with shipment volumes up approximately 5%. The largest sales gains were in commodity product and engineered wood product categories, with lower sales growth in general line products. BMD reported quarterly EBITDA of $5.5 million compared to $10.9 million in second quarter 2012. Second quarter 2013 gross margins at 9.1% were down 2.7 percentage points from the 11.8% reported in second quarter 2012. This decrease in gross margins, which includes lower of cost or market inventory write-downs, was primarily driven by a steady decline in commodity panel and lumber prices throughout second quarter 2013 with declines of more than 25% since early April 2013. The decline in gross margins was offset partially by positive sales growth leverage on selling and distribution expenses, as well as on general and administrative expenses.

Balance Sheet

Boise Cascade ended second quarter 2013 with $232.7 million of cash and cash equivalents and $290.7 million of undrawn committed bank line availability, for total available liquidity of $523.4 million. At June 30, 2013, Boise Cascade reported outstanding debt of $250.0 million.

Outlook

We expect to continue to experience demand below 20-year average historical levels for the products we manufacture and distribute for the balance of 2013. However, the housing industry has shown signs of improvement in the U.S. and we remain optimistic that the recent improvement in demand for our products will continue. Commodity product pricing began to rise again in July 2013; however, future pricing could be volatile in response to industry operating rates and inventory levels in various distribution channels. We expect to manage our production levels to our sales demand, which will likely result in operating some of our facilities below their capacity until demand improves further.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call on Tuesday, July 23, at 8 a.m. Eastern, at which time we will review the company's recent performance. You can join the webcast through our website by going to www.bc.com and clicking on the Event Calendar link under the Investor Relations heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 866-515-2910 (international callers should dial 617-399-5124), participant passcode 65130670, at least 10 minutes before the start of the call.

The archived webcast will be available in the Investor Relations section of our website. A replay of the conference call will be available from Tuesday, July 23, at 12 p.m. Eastern through Tuesday, July 30, at 11 p.m. Eastern. Playback numbers are 888-286-8010 for U.S. calls and 617-801-6888 for international calls, and the passcode will be 50755646.

Basis of Presentation

We present our consolidated financial statements in accordance with GAAP. Our earnings release also supplements the GAAP presentations by reflecting EBITDA, a non-GAAP financial measure. EBITDA is defined as income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. EBITDA is the primary measure used by our chief operating decision maker to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for the limitations of EBITDA by relying on our GAAP results. Our measure of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Company
Consolidated Statements of Operations
(unaudited, in thousands, except per-share data)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2013	June 30
	2013	2012		2013	2012

Sales	$852,295	$732,900	$744,878	$1,597,173	$1,319,886

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	750,996	632,607	644,847	1,395,843	1,142,731
Depreciation and amortization	8,766	8,338	8,477	17,243	16,457
Selling and distribution expenses	60,102	60,468	57,004	117,106	114,282
General and administrative expenses	10,251	10,689	10,046	20,297	19,737
Other (income) expense, net	(39)	653	(134)	(173)	285
	830,076	712,755	720,240	1,550,316	1,293,492

Income from operations	22,219	20,145	24,638	46,857	26,394

Foreign exchange loss	(291)	(289)	(80)	(371)	(103)
Interest expense	(4,781)	(4,818)	(4,891)	(9,672)	(9,631)
Interest income	62	87	62	124	194
	(5,010)	(5,020)	(4,909)	(9,919)	(9,540)

Income before income taxes	17,209	15,125	19,729	36,938	16,854
Income tax (provision) benefit (a)	(6,797)	(78)	61,107	54,310	(139)
Net income	$10,412	$15,047	$80,836	$91,248	$16,715

Weighted average common shares outstanding:
Basic	43,229	29,700	37,569	40,415	29,700
Diluted	43,233	29,700	37,569	40,417	29,700

Net income per common share:
Basic	$0.24	$0.51	$2.15	$2.26	$0.56
Diluted	$0.24	$0.51	$2.15	$2.26	$0.56

See accompanying summary notes to consolidated financial statements and segment information.

Wood Products Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2013	June 30
	2013	2012		2013	2012

Segment sales	$280,417	$241,842	$269,216	$549,633	$452,985

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	241,745	210,404	233,384	475,129	396,800
Depreciation and amortization	6,517	6,113	6,253	12,770	12,018
Selling and distribution expenses	6,709	7,007	6,693	13,402	13,476
General and administrative expenses	2,408	2,112	2,131	4,539	4,020
Other (income) expense, net	(7)	658	(53)	(60)	312
	257,372	226,294	248,408	505,780	426,626

Segment income	$23,045	$15,548	$20,808	$43,853	$26,359

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	86.2%	87.0%	86.7%	86.4%	87.6%
Depreciation and amortization	2.3%	2.5%	2.3%	2.3%	2.7%
Selling and distribution expenses	2.4%	2.9%	2.5%	2.4%	3.0%
General and administrative expenses	0.9%	0.9%	0.8%	0.8%	0.9%
Other (income) expense, net	—%	0.3%	—%	—%	0.1%
	91.8%	93.6%	92.3%	92.0%	94.2%

Segment income	8.2%	6.4%	7.7%	8.0%	5.8%

Building Materials Distribution Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2013	June 30
	2013	2012		2013	2012

Segment sales	$681,486	$580,545	$581,129	$1,262,615	$1,031,961

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	619,174	511,913	517,002	1,136,176	911,359
Depreciation and amortization	2,217	2,194	2,178	4,395	4,376
Selling and distribution expenses	53,393	53,461	50,311	103,704	100,806
General and administrative expenses	3,480	4,313	3,742	7,222	7,645
Other (income) expense, net	(54)	(35)	(101)	(155)	(105)
	678,210	571,846	573,132	1,251,342	1,024,081

Segment income	$3,276	$8,699	$7,997	$11,273	$7,880

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	90.9%	88.2%	89.0%	90.0%	88.3%
Depreciation and amortization	0.3%	0.4%	0.4%	0.3%	0.4%
Selling and distribution expenses	7.8%	9.2%	8.7%	8.2%	9.8%
General and administrative expenses	0.5%	0.7%	0.6%	0.6%	0.7%
Other (income) expense, net	—%	—%	—%	—%	—%
	99.5%	98.5%	98.6%	99.1%	99.2%

Segment income	0.5%	1.5%	1.4%	0.9%	0.8%

Segment Information
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2013	June 30
	2013	2012		2013	2012
Segment sales
Wood Products	$280,417	$241,842	$269,216	$549,633	$452,985
Building Materials Distribution	681,486	580,545	581,129	1,262,615	1,031,961
Intersegment eliminations	(109,608)	(89,487)	(105,467)	(215,075)	(165,060)
	$852,295	$732,900	$744,878	$1,597,173	$1,319,886

Segment income
Wood Products	$23,045	$15,548	$20,808	$43,853	$26,359
Building Materials Distribution	3,276	8,699	7,997	11,273	7,880
Corporate and Other	(4,393)	(4,391)	(4,247)	(8,640)	(7,948)
	21,928	19,856	24,558	46,486	26,291

Interest expense	(4,781)	(4,818)	(4,891)	(9,672)	(9,631)
Interest income	62	87	62	124	194
Income before income taxes	$17,209	$15,125	$19,729	$36,938	$16,854

EBITDA (b)
Wood Products	$29,562	$21,661	$27,061	$56,623	$38,377
Building Materials Distribution	5,493	10,893	10,175	15,668	12,256
Corporate and Other	(4,361)	(4,360)	(4,201)	(8,562)	(7,885)
	$30,694	$28,194	$33,035	$63,729	$42,748

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2013	December 31, 2012

ASSETS

Current
Cash and cash equivalents	$232,667	$54,507
Receivables
Trade, less allowances of $2,546 and $2,696	205,722	134,743
Related parties	434	674
Other	6,612	6,204
Inventories	368,350	325,806
Deferred income taxes	19,749	2
Prepaid expenses and other	11,851	5,521
Total current assets	845,385	527,457

Property and equipment, net	261,309	265,924
Timber deposits	7,267	6,221
Deferred financing costs	7,279	7,562
Goodwill	12,170	12,170
Intangible assets	8,900	8,900
Deferred income taxes	44,819	—
Other assets	7,486	8,164
Total assets	$1,194,615	$836,398

Boise Cascade Company
Consolidated Balance Sheets (continued)
(unaudited, in thousands, except per-share data)

	June 30, 2013	December 31, 2012

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$195,206	$140,192
Related parties	1,957	1,950
Accrued liabilities
Compensation and benefits	42,039	61,814
Interest payable	2,745	3,188
Other	30,875	29,043
	272,822	236,187
Debt
Long-term debt	250,000	275,000

Other
Compensation and benefits	195,384	206,668
Other long-term liabilities	14,447	14,336
	209,831	221,004

Redeemable equity	—	6,443

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 43,229 and 29,700 shares issued and outstanding	432	297
Additional paid-in capital	494,908	256,927
Accumulated other comprehensive loss	(118,395)	(121,229)
Retained earnings (accumulated deficit)	85,017	(38,231)
Total stockholders' equity	461,962	97,764
Total liabilities and stockholders' equity	$1,194,615	$836,398

Boise Cascade Company
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	June 30
	2013	2012
Cash provided by (used for) operations
Net income	$91,248	$16,715
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	18,131	17,664
Stock-based compensation	1,073	—
Pension expense	5,434	6,394
Deferred income taxes	(66,314)	—
Other	(277)	(469)
Decrease (increase) in working capital, net of acquisitions
Receivables	(71,487)	(59,482)
Inventories	(42,544)	(35,154)
Prepaid expenses and other	(2,523)	(2,251)
Accounts payable and accrued liabilities	36,833	68,235
Pension contributions	(9,970)	(7,874)
Income taxes payable	(881)	(29)
Other	(4,546)	1,034
Net cash provided by (used for) operations	(45,823)	4,783

Cash provided by (used for) investment
Expenditures for property and equipment	(14,042)	(10,952)
Acquisitions of businesses and facilities	—	(2,355)
Proceeds from sales of assets	546	145
Other	10	(1)
Net cash used for investment	(13,486)	(13,163)

Cash provided by (used for) financing
Net proceeds from issuance of common stock	262,599	—
Issuances of long-term debt	55,000	—
Payments of long-term debt	(80,000)	—
Financing costs	(321)	—
Other	191	—
Net cash provided by financing	237,469	—

Net increase (decrease) in cash and cash equivalents	178,160	(8,380)

Balance at beginning of the period	54,507	182,455

Balance at end of the period	$232,667	$174,075

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2012 Form 10-K and the Company’s other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.

(a)
First quarter 2013 includes $68.7 million of income tax benefit associated with recording net deferred tax assets upon our conversion from a limited liability company to a corporation. The following table reconciles net income to adjusted net income for the three months ended June 30, 2013 and 2012, and March 31, 2013, and the six months ended June 30, 2013 and 2012:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2013	June 30
	2013	2012		2013	2012

	(unaudited, in thousands, except per-share amounts)

Net income (GAAP basis)	$10,412	$15,047	$80,836	$91,248	$16,715
Impact of deferred tax benefit	—	—	(68,666)	(68,666)	—
Adjusted net income (non-GAAP basis)	$10,412	$15,047	$12,170	$22,582	$16,715

Weighted average common shares outstanding:
Basic	43,229	29,700	37,569	40,415	29,700
Diluted	43,233	29,700	37,569	40,417	29,700

Adjusted net income (non-GAAP basis), per share:
Basic	$0.24	$0.51	$0.32	$0.56	$0.56
Diluted	$0.24	$0.51	$0.32	$0.56	$0.56

(b)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. The following table reconciles net income to EBITDA for the three months ended June 30, 2013 and 2012, and March 31, 2013, and the six months ended June 30, 2013 and 2012:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2013	June 30
	2013	2012		2013	2012

	(unaudited, in thousands)

Net income	$10,412	$15,047	$80,836	$91,248	$16,715
Interest expense	4,781	4,818	4,891	9,672	9,631
Interest income	(62)	(87)	(62)	(124)	(194)
Income tax provision (benefit)	6,797	78	(61,107)	(54,310)	139
Depreciation and amortization	8,766	8,338	8,477	17,243	16,457
EBITDA	$30,694	$28,194	$33,035	$63,729	$42,748

The following table reconciles segment income (loss) to EBITDA for the three months ended June 30, 2013 and 2012, and March 31, 2013, and six months ended June 30, 2013 and 2012:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2013	June 30
	2013	2012		2013	2012

	(unaudited, in thousands)
Wood Products
Segment income	$23,045	$15,548	$20,808	$43,853	$26,359
Depreciation and amortization	6,517	6,113	6,253	12,770	12,018
EBITDA	29,562	21,661	27,061	56,623	38,377

Building Materials Distribution
Segment income	3,276	8,699	7,997	11,273	7,880
Depreciation and amortization	2,217	2,194	2,178	4,395	4,376
EBITDA	5,493	10,893	10,175	15,668	12,256

Corporate and Other
Segment loss	(4,393)	(4,391)	(4,247)	(8,640)	(7,948)
Depreciation and amortization	32	31	46	78	63
EBITDA	(4,361)	(4,360)	(4,201)	(8,562)	(7,885)

Total Company EBITDA	$30,694	$28,194	$33,035	$63,729	$42,748